UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 10, 2023

FREEDOM HOLDING CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33034	30-0233726
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

“Esentai Tower” BC, Floor 7, 77/7 Al Farabi Ave., Almaty, Kazakhstan
(Address of principal executive offices)

050040
(Zip code)

+7 727 311 10 64
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FRHC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicated by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 10, 2023, the Audit Committee (“Audit Committee”) of the Board of Directors of Freedom Holding Corp. (the “Company”), after discussion with management, concluded that the Company’s (i) previously filed Annual Report on Form 10-K for the fiscal year ended March 31, 2022 and (ii) previously filed Quarterly Reports on Form 10-Q for each of the quarterly periods ended December 31, 2021, June 30, 2022 and September 30, 2022 (collectively the “Prior Financial Statements”), and any reports, related earnings releases, investor presentations or similar communications of the Company’s Prior Financial Statements should no longer be relied upon.

The determination resulted from an error in the Prior Financial Statements identified by the Company related to the classification of certain interest income derived from margin lending made by subsidiaries of the Company within the Company’s income statement. Specifically, the Company determined that, in the Consolidated Statements of Operations and Other Comprehensive Income in the Prior Financial Statements, certain interest income from margin lending was presented as “Fee and commission income” whereas it should have been presented as “Interest income,” and that this misclassification of revenue should be restated through amendments to the Prior Financial Statements. The Company has determined that the misclassifications did not have any impact on the Company's net income or reported key performance indicators.

As disclosed in the Company’s Form 8-K dated November 14, 2022, on November 14, 2022, the Audit Committee, after discussion with management, concluded that certain of the Prior Financial Statements, in particular the Company’s previously filed Annual Report on Form 10-K for the fiscal year ended March 31, 2022 and previously filed Quarterly Reports on Form 10-Q for each of the quarterly periods ended December 31, 2021 and June 30, 2022, and any reports, related earnings releases, investor presentations or similar communications of such prior financial statements should no longer be relied upon. The determination resulted from an error in such prior financial statements identified by the Company related to the classification of certain loans and deposits from banking institutions within the Company’s statement of cash flows. Such financial statements have not yet been restated by the Company.

The Company intends to restate the Prior Financial Statements as soon as practicable.

In connection with the error related to the Company’s statement of cash flows disclosed in the Company’s Form 8-K dated November 14, 2022, the Company had concluded that there is a material weakness in the design of a control activity with respect to the classification of certain loans and deposits from banking institutions within the Consolidated Statement of Cash Flows and has determined that the Company’s disclosure controls and procedures and internal control over financial reporting were not effective. In connection with the error related to the Company’s income statement disclosed in this Form 8-K, the Company has concluded that there is a material weakness in the design of a control activity with respect to the classification of certain interest income derived from margin lending within the Consolidated Statements of Operations and

Other Comprehensive Income and has determined that the Company’s disclosure controls and procedures and internal control over financial reporting were not effective.

Management and the Audit Committee have discussed the matters described herein with the Company’s former independent registered public accounting firm , WSRP LLC, and the Company’s current independent registered public accounting firm, Deloitte LLP in Kazakhstan, a member of Deloitte Touche Tohmatsu Limited, a UK private company limited by guarantee.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements, including regarding the timing of the filing of the aforementioned periodic reports. All forward-looking statements are subject to uncertainty and changes in circumstances. In some cases, forward-looking statements can be identified by terminology such as “expect,” “new,” “plan,” “seek,” and “will,” or the negative of such terms or other comparable terminology used in connection with any discussion of future plans, actions and events. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include without limitation, the risk that additional information may become known prior to the expected filing of the aforementioned periodic reports with the U.S. Securities and Exchange Commission (the "SEC") and the risk that the completion and filing of the aforementioned periodic reports will take longer than expected. Other risk factors affecting the Company are discussed in detail in the Company’s filings with the SEC.  All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances.  Readers should not place undue reliance on these forward-looking statements.
Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEDOM HOLDING CORP.

Date: February 10, 2023	By:	/s/ Evgeniy Ler
Evgeniy Ler
Chief Financial Officer

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